Exhibit 99.1

Innovative Industrial Properties Reports Second Quarter 2022 Results

IIP Closes on $239.4 Million of New Investments in Q2

SAN DIEGO, CA – August 3, 2022 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

Financial Results and Capital Activity

•	Generated total revenues of approximately $70.5 million in the quarter, representing a 44% increase from the prior year’s quarter.
•	Recorded net income attributable to common stockholders of approximately $39.9 million for the quarter, or $1.42 per diluted share, and AFFO of approximately $60.1 million, or $2.14 per diluted share (including the dilutive impact of the assumed full exchange of the 3.75% Exchangeable Senior Notes due 2024 (the Exchangeable Senior Notes)).
•	Paid a quarterly dividend of $1.75 per common share on July 15, 2022 to stockholders of record as of June 30, 2022, representing a 25% increase over the prior year’s second quarter 2021 dividend, equal to an annualized dividend of $7.00 per share.
•	Completed an underwritten public offering of common stock, including the exercise in full of the underwriters’ option to purchase additional shares, resulting in net proceeds of approximately $330.9 million.
•	Exchanged approximately $3.1 million principal amount of the Exchangeable Senior Notes, leaving approximately $6.5 million principal amount of Exchangeable Senior Notes outstanding as of today.

Investment Activity

•	Made four acquisitions for properties located in Arizona, Maryland, Massachusetts and Texas, and executed five lease amendments to provide reimbursement for additional improvements at properties located in Illinois, Michigan, New York and Pennsylvania.
•	These transactions represented an aggregate additional investment by IIP of approximately $239.4 million (consisting of purchase prices and commitments to fund draws related to future development and improvements, but excluding transaction costs).
•	In these transactions, IIP established new tenant relationships with Maryland Cultivation and Processing, LLC, Texas Original Holdings, LLC and TILT Holdings Inc., while expanding existing relationships with Curaleaf Holdings, Inc., Green Thumb Industries Inc., PharmaCann Inc. and Sozo Health Inc.

Balance Sheet Highlights (at June 30, 2022)

•	12% debt to total gross assets, with approximately $2.5 billion in total gross assets, representing a total annual fixed cash interest obligation of approximately $16.7 million, with no debt maturing until 2026, other than $6.5 million principal amount of Exchangeable Senior Notes in 2024.

Rent Collection

•	Rent collection (calculated as base rent and property management fees collected over contractually due amounts) was 99% for the six months ended June 30, 2022.

Portfolio Update and Acquisition Activity

Acquisitions

IIP acquired the following properties from April 1, 2022 through August 3, 2022 (dollars in thousands, except for per square foot (PSF) statistics):

State	Closing Date	Rentable Sq. Ft.(1)	Purchase Price(2)	Additional Investment		Total Investment	Total Investment PSF(3)
Maryland	April 13, 2022	84,000	$25,000	$—		$25,000	$298
Arizona	April 27, 2022	17,000	5,238	—		5,238	308
Massachusetts	May 16, 2022	104,000	40,000	—		40,000	385
Texas	June 14, 2022	85,000	12,040	9,960	(4)	22,000	259
	Totals	290,000	$82,278	$9,960		$92,238	318

(1)	Includes expected rentable square feet at completion of construction for certain properties.
(2)	Excludes transaction costs.
(3)	Calculated as IIP’s total investment divided by the rentable square feet.
(4)	The tenant is expected to complete future building improvements at the property, for which IIP agreed to fund draws of up to approximately $10.0 million.

Additional Investments for Building Improvements at Existing Properties

IIP committed additional capital at certain existing properties to fund draws related to future building improvements (reflected in the “Additional Investment” column below), each of which resulted in a corresponding adjustment to the base rent at the applicable property, from April 1, 2022 through August 3, 2022 (dollars in thousands, except for PSF statistics):

State	Date of Additional Capital Commitment	Rentable Sq. Ft.(1)	Existing Investment(2)	Additional Investment	Total Investment	Total Investment PSF(3)
New York	April 27, 2022	225,000	$63,500	$45,000	$108,500	$482
Illinois	June 1, 2022	127,000	29,069	10,931	40,000	315
Michigan	June 3, 2022	85,000	16,000	1,230	17,230	203
Pennsylvania	June 15, 2022	179,000	26,640	35,000	61,640	344
Pennsylvania	June 29, 2022	300,000	39,600	55,000	94,600	315
	Totals	916,000	$174,809	$147,161	$321,970	351

(1)	Includes expected rentable square feet at completion of construction for certain properties.
(2)	Excludes transaction costs.
(3)	Calculated as IIP’s total investment divided by the rentable square feet.

As of August 3, 2022, IIP owned 110 properties located in Arizona, California, Colorado, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Jersey, New York, North Dakota, Ohio, Pennsylvania, Texas, Virginia and Washington, representing a total of approximately 8.6 million rentable square feet (including approximately 2.2 million rentable square feet under development / redevelopment), with a weighted-average remaining lease term of approximately 16 years. As of August 3, 2022, IIP had invested approximately $2.1 billion across its portfolio (consisting of purchase price and construction funding and improvements reimbursed to tenants, but excluding transaction costs) and had committed an additional approximately $209.6 million to fund draws by certain tenants and sellers related to construction and improvements at IIP’s properties (assuming full funding of draws for these improvements, IIP’s total investment in its portfolio equates to approximately $274 per square foot). These statistics do not include an $18.5 million loan commitment from IIP to a developer for construction of a regulated cannabis cultivation and processing facility in California.

Capital Markets Activity

From April 1, 2022 through today, holders of an aggregate of approximately $3.1 million of IIP’s Exchangeable Senior Notes submitted their Exchangeable Senior Notes for exchange, and IIP issued a total of 47,059 shares of common stock to these holders in accordance with the terms of the indenture governing the Exchangeable Senior Notes. As of August 3, 2022, approximately $6.5 million aggregate principal amount of the Exchangeable Senior Notes remains outstanding.

On April 5, 2022, IIP completed an underwritten public offering of 1,578,948 shares of common stock, and on April 6, 2022, IIP completed the issuance of an additional 236,842 shares of common stock pursuant to the exercise in full of the underwriters’ option to purchase additional shares in the offering, resulting in aggregate net proceeds of approximately $330.9 million. IIP expects to use the net proceeds from this offering to invest in specialized industrial real estate assets that are used in the regulated cannabis industry and for general corporate purposes. As of August 3, 2022, 27,973,429 shares of IIP common stock are outstanding.

Financial Results

IIP generated total revenues of approximately $70.5 million for the three months ended June 30, 2022, compared to approximately $48.9 million for the same period in 2021, an increase of 44%. The increase was driven primarily by the acquisition and leasing of new properties, additional improvement allowances and construction funding at existing properties resulting in adjustments to base rent, and contractual rental escalations at certain properties.

For the three months ended June 30, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $39.9 million and $1.42, respectively; funds from operations (FFO) (diluted) and FFO per diluted share of approximately $55.2 million and $1.97, respectively; normalized FFO, which adds back to FFO acquisition-related expense, financing expenses and the loss on exchange of a portion of the Exchangeable Senior Notes during the three months ended June 30, 2022 (Normalized FFO), and Normalized FFO per diluted share of approximately $55.3 million and $1.97, respectively; and AFFO and AFFO per diluted share of approximately $60.1 million and $2.14, respectively.

For the six months ended June 30, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $74.6 million and $2.75, respectively; FFO (diluted) and FFO per diluted share of approximately $104.1 million and $3.83, respectively; Normalized FFO and Normalized FFO per diluted share of approximately $104.4 million and $3.84, respectively; and AFFO and AFFO per diluted share of approximately $113.9 million and $4.19, respectively.

For the three and six months ended June 30, 2022 and 2021, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

IIP paid a quarterly dividend of $1.75 per common share on July 15, 2022 to stockholders of record as of June 30, 2022, equal to an annualized dividend of $7.00 per share. IIP’s AFFO payout ratio was 82% (calculated by dividing the quarterly dividend by IIP’s AFFO for the quarter).

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of the IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, August 4, 2022 to discuss IIP’s financial results and operations for the second quarter ended June 30, 2022.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, August 4, 2022 until 12:00 p.m. Pacific Time on Thursday, August 11, 2022, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 3947127.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
Assets	2022	2021
Real estate, at cost:
Land	$136,123	$122,386
Buildings and improvements	1,220,821	979,417
Tenant improvements	699,856	620,301
Construction in progress	68,909	—
Total real estate, at cost	2,125,709	1,722,104
Less accumulated depreciation	(109,100)	(81,938)
Net real estate held for investment	2,016,609	1,640,166
Construction loan receivable	17,698	12,916
Cash and cash equivalents	45,432	81,096
Restricted cash	530	5,323
Investments	309,442	324,889
Right of use office lease asset	1,921	1,068
In-place lease intangible assets, net	9,535	9,148
Other assets, net	24,515	9,996
Total assets	$2,425,682	$2,084,602
Liabilities and stockholders’ equity
Exchangeable senior notes, net	$6,374	$32,232
Notes due 2026, net	294,478	293,860
Tenant improvements and construction funding payable	31,210	46,274
Accounts payable and accrued expenses	6,428	7,718
Dividends payable	49,439	38,847
Rent received in advance and tenant security deposits	59,899	52,805
Other liabilities	2,082	1,167
Total liabilities	449,910	472,903
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 27,973,429 and 25,612,541 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	28	26
Additional paid-in capital	2,056,568	1,672,882
Dividends in excess of earnings	(94,833)	(75,218)
Total stockholders’ equity	1,975,772	1,611,699
Total liabilities and stockholders’ equity	$2,425,682	$2,084,602

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Rental (including tenant reimbursements)	$69,995	$48,867	$134,109	$91,752
Other	516	—	906	—
Total revenues	70,511	48,867	135,015	91,752

Expenses:
Property expenses	2,427	482	4,409	1,252
General and administrative expense	8,707	5,604	17,484	11,204
Depreciation and amortization expense	15,233	9,841	29,101	18,680
Total expenses	26,367	15,927	50,994	31,136
Income from operations	44,144	32,940	84,021	60,616
Interest and other income	581	91	638	215
Interest expense	(4,504)	(3,692)	(9,270)	(5,565)
Loss on exchange of Exchangeable Senior Notes	(7)	—	(125)	—
Net income	40,214	29,339	75,264	55,266
Preferred stock dividends	(338)	(338)	(676)	(676)
Net income attributable to common stockholders	$39,876	$29,001	$74,588	$54,590
Net income attributable to common stockholders per share:
Basic	$1.42	$1.21	$2.77	$2.27
Diluted	$1.42	$1.17	$2.75	$2.22
Weighted-average shares outstanding:
Basic	27,850,561	23,889,761	26,741,568	23,889,580
Diluted	28,036,690	26,168,682	27,159,774	26,166,494

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO, NORMALIZED FFO AND AFFO

For the Three and Six Months Ended June 30, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to common stockholders	$39,876	$29,001	$74,588	$54,590
Real estate depreciation and amortization	15,233	9,841	29,101	18,680
FFO attributable to common stockholders (basic)	55,109	38,842	103,689	73,270
Cash and non-cash interest expense on Exchangeable Senior Notes	68	1,879	402	3,752
FFO attributable to common stockholders (diluted)	55,177	40,721	104,091	77,022
Acquisition-related expense	—	11	95	19
Financing expense	104	—	104	—
Loss on exchange of Exchangeable Senior Notes	7	—	125	—
Normalized FFO attributable to common stockholders (diluted)	55,288	40,732	104,415	77,041
Stock-based compensation	4,437	2,132	8,816	4,233
Non-cash interest expense	311	118	618	118
Above-market lease amortization	23	—	46	—
AFFO attributable to common stockholders (diluted)	$60,059	$42,982	$113,895	$81,392
FFO per common share – diluted	$1.97	$1.56	$3.83	$2.94
Normalized FFO per common share – diluted	$1.97	$1.56	$3.84	$2.94
AFFO per common share – diluted	$2.14	$1.64	$4.19	$3.11
Weighted average common shares outstanding – basic	27,850,561	23,889,761	26,741,568	23,889,580
Restricted stock and RSUs	82,387	96,230	113,858	94,223
PSUs	—	—	—	—
Dilutive effect of Exchangeable Senior Notes	103,742	2,182,691	304,348	2,182,691
Weighted average common shares outstanding – diluted	28,036,690	26,168,682	27,159,774	26,166,494

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

For the periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three and six months ended June 30, 2022 and 2021, as the performance thresholds for vesting of the performance share units were not met as measured as of the respective dates, they were excluded from the calculation of weighted average common shares outstanding – diluted for all periods presented.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332